$40,000,000.00                                                 February  6, 2003

                             SECURED PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned, GREEN RIVER AT PALOMINO PARK LLC, a Colorado limited liability company, whose address is c/o Wellsford Park Highlands Corp., 6700 Palomino Parkway, Highlands Ranch, Colorado 80130, Attn:
David M. Strong (the "Borrower"), promises to pay $40,000,000.00, together with interest according to the terms of this secured promissory note (this "Note"), to the order of AUSA LIFE INSURANCE COMPANY, INC., a New York life insurance company (together with any future holder, the "Lender"), whose address is c/o AEGON USA Realty Advisors, Inc., 4333 Edgewood Road, N.E., Cedar Rapids, Iowa 52499-5443.

1. CONTRACT INTEREST RATE

The principal balance of this Note shall bear interest at the rate of the lesser of (i) Five and Forty-Five One Hundredths percent (5.45%) per annum (the "Note Rate") and (ii) the Maximum Lawful Rate (as defined herein). Interest shall be calculated in arrears based on a 360-day year and shall accrue based on the actual number of days elapsed for any whole or partial month in which interest is being calculated.

2. SCHEDULED PAYMENTS

2.1 PREPAYMENT OF INTEREST FOR THE MONTH OF FUNDING

Unless the funding of the loan evidenced by this Note (together with all additional charges, advances and accruals, the "Loan") occurs on the first day of a calendar month, the Borrower shall prepay, on the date of the funding, interest due from the date of the funding through and including the last day of the calendar month in which the funding occurs.

2.2 MONTHLY PRINCIPAL AND INTEREST PAYMENTS

On the first day of April, 2003 and on the first day of each subsequent calendar month through February, 2013, the Borrower shall pay an installment in the amount of $225,862.36. Monthly installments of principal and interest shall be made when due, regardless of the prior acceptance by the Lender of unscheduled payments.

2.3 FINAL PAYMENT

The Loan shall mature on the first day of March, 2013 (the "Maturity Date"), when the Borrower shall pay its entire principal balance, together with all accrued interest and any other amounts owed by the Borrower under this Note or under any of the other documents entered into now or in the future in connection with the Loan (the "Loan Documents").

3. BALLOON PAYMENT ACKNOWLEDGMENT

The Borrower acknowledges that the scheduled monthly installments referred to in Subsection 2.2 will not amortize fully the principal sum of this Note over its term, resulting in a "balloon" payment at maturity. Any future agreement to extend this Note or refinance the indebtedness it evidences may be made only by means of a writing executed by a duly authorized officer of the Lender.

4. APPLICATION OF MONTHLY PRINCIPAL AND INTEREST PAYMENTS

When the Lender receives a monthly principal and interest payment, the Lender shall apply it first to interest in arrears for the previous month and then to the amortization of the principal amount of this Note, unless other amounts are then due under this Note or the other Loan Documents. If other amounts are due when a regular monthly payment is received, the Lender shall apply the payment first to accrued interest and then, at its discretion, either to those other amounts or to principal.

5. DEFAULT INTEREST

If a Default exists (as defined in Section 9 below) the outstanding principal balance of this Note shall, at the option of the Lender, bear interest at a rate (the "Default Rate") equal to the lesser of (i) eighteen percent (18%) per annum and (ii) the maximum rate allowed by law. If interest has accrued at the Default Rate during any period, the difference between such accrued interest and interest which would have accrued at the Note Rate during such period shall be payable on demand. If a court of competent jurisdiction determines that any interest charged has exceeded the maximum rate allowed by law, the excess of the amount collected over the legal rate of interest will be applied to the indebtedness as a principal prepayment without premium, retroactively, as of the date of receipt, or if such excessive interest exceeds the unpaid balance of principal of this Note and such other indebtedness, such excess shall be refunded to the Borrower.

6. LATE CHARGE

If the Lender does not receive any scheduled monthly principal and interest payment on or before the tenth day of the calendar month in which it is due, the Lender will send the Borrower notice that a late charge equal to five percent (5%) of the late payment has accrued. The Borrower shall pay any such late charge on or before the tenth day of the calendar month following the month during which the late payment was scheduled to have been received. Interest on unpaid late charges shall, at the Lender's discretion, accrue at the Note Rate beginning on the first day of the calendar month following their accrual.

7. PREPAYMENT

This Note may be prepaid upon not less than thirty (30) days' prior written notice to the Lender. At the time of any prepayment, the Borrower shall pay all accrued interest on the principal balance of this Note and all other sums due to the Lender under the Loan Documents. In addition, unless the prepayment is a "Permitted Par Prepayment" (as defined in Section 8 below), the Borrower shall remit together with any prepayment a premium (the "Prepayment Premium Amount") equal to the greater of (A) one percent (1%) of the prepayment and (B) the amount (the "Yield Protection Amount") calculated in accordance with the next succeeding paragraph of this Note.

The Yield Protection Amount shall be calculated as follows:

First, the Lender shall determine the annual percentage yield on U.S. Treasury securities maturing at the end of the term of the Loan (the "Annual Treasury Instrument Yield"). The Annual Treasury Instrument Yield shall be determined as of ten (10) Business Days (as defined in the Deed of Trust) before the effective date of the prepayment. The Lender shall base its determination of the Annual Treasury Instrument Yield on the yield on U.S. Treasury instruments, as published in The Wall Street Journal (or, if The Wall Street Journal is not then being published or if no such reports are then being published in The Wall Street Journal, as reported in another public source of information nationally recognized for accuracy in the reporting of the trading of governmental securities). If no such instruments mature on the exact maturity date of this Note, the Lender shall interpolate the Annual Treasury Instrument Yield on a straight-line basis using the yield on the instrument whose maturity date most closely precedes that of this Note, and the yield on the instrument whose maturity date most closely succeeds that of this Note.

Second, the Lender shall determine the monthly payment (the "Monthly Reinvestment Payment"), based on a 360-day year and 30-day months, which would be payable on a hypothetical interest-only promissory note having a principal balance equal to the prepaid amount and bearing interest at the rate (the "Reinvestment Rate") which, when compounded monthly, would produce a yield equal to the Annual Treasury Instrument Yield.

Third, the Lender shall determine the hypothetical monthly interest-only payment (based on a 360-day year and 30-day months) which would be payable on a promissory note having a principal balance equal to the prepaid amount and bearing interest at this Note Rate (the "Monthly Coupon Rate Payment").

Fourth, the Lender shall determine the present value of a series of monthly payments, each equal in amount to the amount by which the Monthly Coupon Rate Payment exceeds the Monthly Reinvestment Payment, received on the first day of each calendar month from and including the first day of the first full calendar month immediately following the effective date of prepayment to and including the Maturity Date, using the Reinvestment Rate as the discount rate. The present value calculated in this paragraph shall be the Yield Protection Amount.

Voluntary partial prepayments shall be permitted only in minimum amounts of $500,000. The Prepayment Premium Amount constitutes liquidated damages to compensate the Lender for reinvestment costs, lost opportunity costs, and the loss by the Lender of its bargained-for investment in the Loan. The Borrower agrees that such liquidated damages are not a penalty but are a reasonable estimate in good faith of the actual damages sustained by the Lender as a result of such prepayment, which actual damages are impossible to ascertain with precision.

8. PERMITTED PAR PREPAYMENTS

The Lender shall not charge a prepayment premium on certain prepayments (the "Permitted Par Prepayments"). Permitted Par Prepayments include:

(a) any prepayment in full of the Loan made no more than 180 days before the Maturity Date; and (b) any prepayment made as the result of the Lender's election to apply insurance or condemnation proceeds to the principal balance of this Note.

9. DEFAULT

A default on this Note ("Default") shall exist if (a) the Borrower fails to pay any required installment of principal and interest on or before the tenth day of the calendar month in which it is due, (b) the Borrower fails to pay the matured balance of this Note on the Maturity Date or (c) a "Default" exists as defined in any other Loan Document. If a Default exists and the Lender engages counsel to collect any amount due under this Note or if the Lender is required to protect or enforce this Note in any probate, bankruptcy or other proceeding, then any expenses incurred by the Lender in respect of the engagement, including the reasonable fees and reimbursable expenses of counsel and including such costs and fees which relate to issues that are particular to any given proceeding, shall constitute indebtedness evidenced by this Note, shall be payable on demand, and shall bear interest at the Default Rate. Such fees and expenses include those incurred in connection with any action against the Borrower for a deficiency judgment after a trustee's sale of the Deed of Trust (defined below), including all of the Lender's reasonable attorneys' fees, property appraisal costs and witness fees.

10. ACCELERATION

If a Default exists, the Lender may, at its option, by notice to the Borrower, declare the unpaid principal balance of this Note to be immediately due and payable, together with all accrued interest on the indebtedness, all costs of collection (including reasonable attorneys' fees and expenses) and all other charges due and payable by the Borrower under this Note or any other Loan Document, provided, however, that if the Default arises solely as the result of the failure of the Borrower to make a regular monthly payment of principal and interest, the Lender shall not accelerate the indebtedness unless the Lender has given the Borrower notice of its intent to accelerate the Loan, and a cure period of three (3) Business Days, prior to declaring the indebtedness to be immediately due and payable.

11. PREPAYMENT FOLLOWING ACCELERATION

Any Default resulting in the acceleration of the indebtedness evidenced by this Note shall be presumed to be an attempt to avoid the provisions of Section 7 of this Note, which prohibit prepayment or condition the Lender's obligation to accept prepayment on the payment of a prepayment premium. Accordingly, if the indebtedness is accelerated, any amounts tendered to repay the accelerated indebtedness, or realized by the Lender through its remedies following acceleration, shall be subject to the prepayment premium that would have been applicable under Section 7 (calculated from the date of acceleration through the Maturity Date).

12. SECURITY

This Note is secured by a Deed of Trust, Security Agreement and Fixture Filing (the "Deed of Trust") granted by the Borrower to the Public Trustee of Douglas County, the Trustee, for the benefit of the Lender, conveying certain real property (the "Real Property") located in the Douglas County, Colorado and granting a security interest in certain fixtures and personal property, and by an Absolute Assignment of Leases and Rents made by the Borrower to the Lender, assigning the landlord's interest in all present and future leases (the "Leases") of all or any portion of the Real Property encumbered by the Deed of Trust. Reference is made to the Loan Documents for a description of the security and rights of the Lender. This reference shall not affect the absolute and unconditional obligation of the Borrower to repay the Loan in accordance with its terms.

13. RECOURSE TO BORROWER

The Lender agrees that it shall not seek to enforce any monetary judgment with respect to the indebtedness evidenced by this Note against the Borrower except through recourse to the Property (as defined in the Deed of Trust), unless the obligation from which the judgment arises is one of the "Carveout Obligations" defined in Section 14.

14. CARVEOUT OBLIGATIONS

The "Carveout Obligations" are (a) the obligation to repay any portion of the indebtedness evidenced by this Note that arises from any of the "Carveouts" (as defined below), (b) the obligation to repay the entire indebtedness evidenced by this Note, if the Lender's exculpation of the Borrower from personal liability under this Section has become void as set forth below, (c) the obligation to indemnify the Lender in respect of its actual damages suffered in connection with any of the Carveouts, and (d) the obligation to defend and hold the Lender harmless from and against any claims, judgments, causes of action or proceedings arising from any of the Carveouts. The "Carveouts" are:

(i) fraud or material written misrepresentation;

(ii) waste of the Property (which shall include damage, destruction or disrepair of the Real Property caused by a willful act or grossly negligent omission of the Borrower, but shall exclude ordinary wear and tear in the absence of gross negligence);

(iii) misappropriation of tenant security deposits (including proceeds of tenant letters of credit), insurance proceeds or condemnation proceeds;

(iv) failure to pay property taxes, assessments or other lienable impositions;

(v) failure to pay to the Lender all rents, income and profits, net of reasonable and customary operating expenses, received in respect of a period when the Loan is in default (including the last month's rent, if collected in advance, under any lease in force at the time of default);

(vi) removal from the Real Property of fixtures or Personal Property, unless replaced in a commercially reasonable manner;

(vii) the out-of-pocket expenses of enforcing the Loan Documents following default, not including expenses incurred after the Borrower has agreed in writing to transfer the Real Property to the Lender by the Lender's choice of either an uncontested foreclosure or delivery of a deed in lieu of foreclosure;

(viii) terminating or amending a Lease in violation of the Loan Documents; and

(ix) any liability of the Borrower under the Environmental Indemnity Agreement (as defined in the Deed of Trust).

The Lender's exculpation of the Borrower from personal liability for the repayment of the indebtedness evidenced by this Note shall be void without notice if the Borrower (A) voluntarily transfers or creates any material voluntary lien on the Property in violation of the Loan Documents, or (B) files a voluntary petition for reorganization under Title 11 of the United States Code (or under any other present or future law, domestic or foreign, relating to bankruptcy, insolvency, reorganization proceedings or otherwise similarly affecting the rights of creditors), and has not offered, prior to the filing, to enter into the Lender's choice of either an agreement to permit an uncontested foreclosure, or an agreement to deliver a deed in lieu of foreclosure within sixty (60) days of the Lender's acceptance of the offer. After the Lender accepts such an offer, default by the Borrower in fulfilling the terms of the accepted offer shall trigger personal liability for the entire indebtedness. No such offer shall be conditioned on any payment by the Lender, on the release of any obligor from any Obligation (as defined in the Deed of Trust), or on any other concession.

15. SEVERABILITY

If any provision of this Note is held to be invalid, illegal or unenforceable in any respect, or operates, or would if enforced operate to invalidate this Note, then that provision shall be deemed null and void. Nevertheless, its nullity shall not affect the remaining provisions of this Note, which shall in no way be affected, prejudiced or disturbed.

16. WAIVER

Except to the extent that such rights are expressly provided in this Note, the Borrower waives demand, presentment for payment, notice of intent to accelerate, notice of acceleration, protest, notice of protest, dishonor and of nonpayment and any and all lack of diligence or delays in collection or enforcement of this Note. Without affecting the liability of the Borrower under this Note, the Lender may release any of the Property, grant any indulgence, forbearance or extension of time for payment, or release any other person now or in the future liable for the payment or performance of any obligation under this Note or any of the Loan Documents.

The Borrower further (a) waives any homestead or similar exemption; (b) waives any statute of limitation; (c) agrees that the Lender may, without impairing any future right to insist on strict and timely compliance with the terms of this Note, grant any number of extensions of time for the scheduled payments of any amounts due, and may make any other accommodation with respect to the indebtedness evidenced by this Note; (d) waives any right to require a marshaling of assets; and (e) to the extent not prohibited by applicable law, waives the benefit of any law or rule of law intended for its advantage or protection as a debtor or providing for its release or discharge from liability under this Note, excepting only the defense of full and complete payment of all amounts due under this Note and the Loan Documents.

17. VARIATION IN PRONOUNS

All the terms and words used in this Note, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context or sense of this Note or any paragraph or clause herein may require, the same as if such word had been fully and properly written in the correct number and gender.

18. WAIVER OF JURY TRIAL

THE BORROWER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (A) UNDER THIS NOTE OR ANY OTHER LOAN DOCUMENT OR (B) ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENT, AND THE BORROWER AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

19. OFFSET RIGHTS

In addition to all liens upon and rights of setoff against the money, securities, or other property of the Borrower given to the Lender by law, the Lender shall have a lien upon and a right of setoff against all money, securities, and other property of the Borrower, now or hereafter in possession of or on deposit with the Lender, whether held in a general or special account or deposit, or safe-keeping or otherwise, and, following a Default, every such lien and right of setoff may be exercised without demand upon, or notice to the Borrower. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of the Lender, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by an instrument in writing executed by the Lender.

20. COMMERCIAL LOAN

The Borrower hereby represents and warrants to the Lender that the Loan was made for commercial or business purposes, and that the funds evidenced by this Note will be used solely in connection with such purposes.

21. REPLACEMENT OR BIFURCATION OF NOTE

If this Note is lost or destroyed, the Borrower shall, at the Lender's request, execute and return to the Lender a replacement promissory note identical to this Note, provided the Lender delivers to the Borrower an affidavit to the foregoing effect. Upon delivery of the executed replacement Note, the Lender shall indemnify the Borrower from and against its actual damages suffered as a result of the existence of two Notes evidencing the same obligation. No replacement of this Note under this Section shall result in a novation of the Borrower's obligations under this Note. In addition, the Lender may at its sole and absolute discretion require that the Borrower execute and deliver two separate promissory notes, which shall replace this Note as evidence of the Borrower's obligations. The two replacement notes shall, taken together, evidence the exact obligations set forth in this Note. The replacement notes shall be independently transferable. If this Note is so replaced, the Lender shall return this Note to the Borrower marked to evidence its cancellation.

22. GOVERNING LAW

This Note shall be construed and enforced according to, and governed by, the laws of Colorado without reference to conflicts of laws provisions which, but for this provision, would require the application of the law of any other jurisdiction.

23. TIME OF ESSENCE

In the performance of the Borrower's obligations under this Note, time is of the essence.


24. Agreement Concerning Interest

The Deed of Trust now or hereafter existing are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of this Note or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance or detention of the sums evidenced by this Note exceed the maximum amount permissible under Colorado law. If, from any circumstances whatsoever, the performance or fulfillment of any provision of this Note, or of the Deed of Trust, at the time performance of such provision shall be due, shall exceed the limit of validity prescribed by law, then, IPSO FACTO, the obligation to be performed or fulfilled shall be reduced to the limit of such validity, and, if from any such circumstance, the Lender shall ever receive anything of value which is deemed to be interest by Colorado law which would exceed the highest lawful rate, an amount equal to any excessive interest shall be applied to the reduction of the principal amount of this Note or on account of any other principal indebtedness of the Borrower to the Lender and to the payment of interest thereon or, if such excessive interest exceeds the unpaid balance of principal of this Note and such other indebtedness, such excess shall be refunded to the Borrower.

25. NO ORAL AGREEMENTS

THIS NOTE AND ALL THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT OF THE BORROWER AND THE LENDER AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE LOAN AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE BORROWER AND THE LENDER. THERE ARE NO ORAL AGREEMENTS BETWEEN THE BORROWER AND THE LENDER. THE PROVISIONS OF THIS NOTE AND THE OTHER LOAN DOCUMENTS MAY BE AMENDED OR REVISED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE BORROWER AND THE LENDER.

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed as of the date first above written.

               BORROWER:

               GREEN RIVER AT PALOMINO PARK LLC, a Colorado limited liability company

               By: Wellsford Park Highlands Corp., a Colorado corporation, its manager

                                 By: /s/ David M. Strong
                                     -------------------
                                     David M. Strong
                                     Vice President